UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2007

______________

Burlington Northern Santa Fe Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Burlington Northern Santa Fe Corporation received a notice from Berkshire Hathaway, Inc. dated August 28, 2007, which stated as follows:

Pursuant to Section 803.5(a)(1) of the Rules of the Federal Trade Commission (the “Commission”) under Section 7A of the Clayton Act as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Act”), you are hereby notified as follows:

1.           The acquiring persons are Berkshire Hathaway Inc. (“Berkshire”) and its subsidiaries OBH, Inc., National Indemnity Company, National Fire & Marine Insurance Company, Columbia Insurance Company and certain other subsidiaries of Berkshire that may acquire voting securities as described below (collectively, the “Acquiring Persons”).

2.           The Acquiring Persons intend to acquire voting securities of Burlington Northern Santa Fe Corporation (“BNI”) in the form of BNI common stock.

3.           The Acquiring Persons have a present good faith intention to acquire in excess of $597.9 million of the outstanding voting securities of BNI (in addition to the 52,130,000 shares of BNI common stock already owned by the Acquiring Persons), and depending on market conditions may acquire more of the voting securities of BNI and thus designate the 25% threshold.

4.           The foregoing acquisition may be subject to the Act and Berkshire is filing notification under the Act with the Commission and the Assistant Attorney General in charge of the Antitrust Division of the United States Department of Justice (the “Assistant Attorney General”).

5.           It is anticipated that such notification will be received by the Commission and the Assistant Attorney General on or about August 30, 2007.

6.           The person within which BNI is included may be required to file notification under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: August 31, 2007	By:	/s/ Roger Nober
Roger Nober Executive Vice President Law and Secretary